Exhibit 99.1

Enova Reports Third Quarter 2020 Results

- Compared to a year ago, both diluted earnings per share from continuing operations and adjusted earnings per share more than tripled to $3.09 and $2.97, respectively

- Consolidated portfolio delinquency and net charge-off rates as a percentage of average combined loan and finance receivables were among the lowest in the company's history

- Total company originations increased 56% from the second quarter to $140 million

- At September 30, cash and marketable securities totaled $552 million and available capacity on committed facilities totaled $332 million

- Completed the acquisition of On Deck Capital, Inc. on October 13

CHICAGO, Oct. 27, 2020 /PRNewswire/ -- Enova International (NYSE: ENVA), a leading financial technology and analytics company offering consumer and small business loans and financing, today announced financial results for the third quarter ending September 30, 2020.

"We are pleased to report strong earnings as the credit quality of the portfolio continued to improve during the third quarter," said David Fisher, Enova's CEO. "Encouraged by the better than expected portfolio performance and the stable and predictable credit risk seen in our testing, we thoughtfully began reaccelerating lending in the third quarter. Also, on October 13th, we successfully completed our acquisition of OnDeck. Similar to Enova's performance during the third quarter, OnDeck experienced growth in originations, improving credit quality and solid profitability. Our integration plans and recognition of the expected synergies and financial benefits of the transaction remain on track. With the combination of Enova's and OnDeck's complementary, market-leading businesses and our extensive experience navigating changes in the operating environment, we believe we are well positioned to grow profitably and drive long-term shareholder value."

Third Quarter 2020 Summary

  Total revenue of $205 million in the third quarter of 2020 decreased 33% from $306 million in the third quarter of 2019.
  Net revenue margin of 88.9% in the third quarter of 2020 compared to gross profit margin of 46.9% in the third quarter of 2019.
  Net income from continuing operations of $94 million, or $3.09 per diluted share, in the third quarter of 2020, compared to $29 million, or $0.83 per diluted share, in the third quarter of 2019.
  Third quarter 2020 adjusted EBITDA of $136 million, a non-GAAP measure, compared to $64 million in the third quarter of 2019.
  Adjusted earnings of $90 million, or $2.97 per diluted share, both non-GAAP measures, in the third quarter of 2020, compared to adjusted earnings of $32 million, or $0.92 per diluted share, in the third quarter of 2019.

"Our financial performance this quarter reflects the strength and adaptability of our direct online-only business model to efficiently manage expenses and the powerful credit risk management capabilities of our world class analytics and technology," said Steve Cunningham, CFO of Enova. "We have the right team, operating model, products and balance sheet flexibility to quickly and profitably re-accelerate our business as the economy recovers."

Outlook

Enova is monitoring and adapting quickly to changes in the current environment due to the COVID-19 pandemic. Given the ongoing uncertainties related to virus resurgences, changes in governmental restrictions, potential economic stimulus, employment stabilization, and business reopenings, the Company is not providing guidance for the fourth quarter of 2020.

For information regarding the non-GAAP financial measures discussed in this release, please see "Non-GAAP Financial Measures" and "Reconciliation of GAAP to Non-GAAP Financial Measures" below.

Conference Call

Enova will host a conference call to discuss its third quarter results at 4 p.m. Central Time / 5 p.m. Eastern Time today, October 27th. The live webcast of the call can be accessed at the Enova Investor Relations website at http://ir.enova.com, along with the company's earnings press release and supplemental financial information. The U.S. dial-in for the call is 1-855-560-2575 (1-412-542-4161 for non-U.S. callers). Please ask to join the Enova International call. A replay of the conference call will be available until November 3, 2020, at 10:59 p.m. Central Time / 11:59 p.m. Eastern Time, while an archived version of the webcast will be available on the Enova International Investor Relations website for 90 days. The U.S. dial-in for the conference call replay is 1-877-344-7529 (1-412-317-0088). The replay access code is 10148983.

About Enova

Enova International (NYSE: ENVA) is a leading provider of online financial services to non-prime consumers and small businesses, providing access to credit powered by its advanced analytics, innovative technology, and world-class online platform and services. Enova has provided more than 7 million customers around the globe with access to more than $40 billion in loans and financing. The financial technology company has a portfolio of trusted brands serving consumers, including CashNetUSA®, NetCredit® and Simplic®; three brands serving small businesses, Headway Capital®, The Business Backer® and OnDeck®; and offers online lending platform services to lenders. Through its Enova Decisions™ brand, it also delivers on-demand decision-making technology and real-time predictive analytics services to clients. You can learn more about the company and its brands at www.enova.com.

Cautionary Statement Concerning Forward Looking Statements
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about the business, financial condition and prospects of Enova. These forward-looking statements give current expectations or forecasts of future events and reflect the views and assumptions of Enova's senior management with respect to the business, financial condition and prospects of Enova as of the date of this release and are not guarantees of future performance. The actual results of Enova could differ materially from those indicated by such forward-looking statements because of various risks and uncertainties applicable to Enova's business, including, without limitation, those risks and uncertainties indicated in Enova's filings with the Securities and Exchange Commission ("SEC"), including our annual report on Form 10-K, quarterly reports on Forms 10-Q and current reports on Forms 8-K. These risks and uncertainties are beyond the ability of Enova to control, and, in many cases, Enova cannot predict all of the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. When used in this release, the words "believes," "estimates," "plans," "expects," "anticipates" and similar expressions or variations as they relate to Enova or its management are intended to identify forward-looking statements. Enova cautions you not to put undue reliance on these statements. Enova disclaims any intention or obligation to update or revise any forward-looking statements after the date of this release.

Non-GAAP Financial Measures
In addition to the financial information prepared in conformity with generally accepted accounting principles, or GAAP, Enova provides historical non-GAAP financial information. Management believes that presentation of non-GAAP financial information is meaningful and useful in understanding the activities and business metrics of Enova's operations. Management believes that these non-GAAP financial measures reflect an additional way of viewing aspects of Enova's business that, when viewed with its GAAP results, provide a more complete understanding of factors and trends affecting its business.

Management provides non-GAAP financial information for informational purposes and to enhance understanding of Enova's GAAP consolidated financial statements. Readers should consider the information in addition to, but not instead of or superior to, Enova's financial statements prepared in accordance with GAAP. This non-GAAP financial information may be determined or calculated differently by other companies, limiting the usefulness of those measures for comparative purposes.

Combined Loans and Finance Receivables
The combined loans and finance receivables measures are non-GAAP measures that include loans and finance receivables that Enova owns or has purchased and loans that Enova guarantees. Management believes these non-GAAP measures provide investors with important information needed to evaluate the magnitude of potential receivable losses and the opportunity for revenue performance of the loans and finance receivable portfolio on an aggregate basis. Management also believes that the comparison of the aggregate amounts from period to period is more meaningful than comparing only the amounts reflected on Enova's consolidated balance sheet since revenue is impacted by the aggregate amount of receivables owned by Enova and those guaranteed by Enova as reflected in its consolidated financial statements.

Adjusted Earnings Measures
In addition to reporting financial results in accordance with GAAP, Enova has provided adjusted earnings and adjusted earnings per share, or, collectively, the Adjusted Earnings Measures, which are non-GAAP measures. Management believes that the presentation of these measures provides investors with greater transparency and facilitates comparison of operating results across a broad spectrum of companies with varying capital structures, compensation strategies, derivative instruments and amortization methods, which provides a more complete understanding of Enova's financial performance, competitive position and prospects for the future. Management also believes that investors regularly rely on non-GAAP financial measures, such as the Adjusted Earnings Measures, to assess operating performance and that such measures may highlight trends in Enova's business that may not otherwise be apparent when relying on financial measures calculated in accordance with GAAP. In addition, management believes that the adjustments shown below are useful to investors in order to allow them to compare Enova's financial results during the periods shown without the effect of each of these expense items.

Adjusted EBITDA Measures
In addition to reporting financial results in accordance with GAAP, Enova has provided Adjusted EBITDA and Adjusted EBITDA margin, or, collectively, the Adjusted EBITDA measures, which are non-GAAP measures. Adjusted EBITDA is a non-GAAP measure that Enova defines as earnings excluding depreciation, amortization, interest, foreign currency transaction gains or losses, taxes and stock-based compensation. In addition, management believes that the adjustments for acquisition-related costs, lease termination and cease-use costs and losses on early extinguishment of debt shown below are useful to investors in order to allow them to compare our financial results during the periods shown without the effect of the expense items. Adjusted EBITDA margin is a non-GAAP measure that Enova defines as Adjusted EBITDA as a percentage of total revenue. Management believes Adjusted EBITDA Measures are used by investors to analyze operating performance and evaluate Enova's ability to incur and service debt and Enova's capacity for making capital expenditures. Adjusted EBITDA Measures are also useful to investors to help assess Enova's estimated enterprise value.

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (dollars in thousands, except per share data) (Unaudited)

	September 30,		December 31,
	2020	2019	2019
Assets
Cash and cash equivalents(1)	$490,033	$28,864	$35,895
Restricted cash(1)	45,017	18,619	45,069
Loans and finance receivables at fair value(1)	693,370	—	—
Loans and finance receivables at amortized cost, net(1)	—	950,188	1,062,650
Income taxes receivable	—	6,501	32,859
Other receivables and prepaid expenses(1)	25,117	38,232	31,643
Property and equipment, net	63,403	50,563	54,540
Operating lease right-of-use assets	20,370	19,983	19,586
Goodwill	267,868	267,013	267,013
Intangible assets, net	1,623	2,452	2,185
Other assets(1)	27,363	11,826	22,912
Assets from discontinued operations	—	112,720	—
Total assets	$1,634,164	$1,506,961	$1,574,352
Liabilities and Stockholders' Equity
Accounts payable and accrued expenses(1)	$76,526	$111,901	$122,163
Operating lease liabilities	35,258	36,490	35,712
Income taxes currently payable	15,339	—	—
Deferred tax liabilities, net	69,874	40,264	48,683
Long-term debt(1)	863,472	873,744	991,181
Liabilities from discontinued operations	—	10,591	—
Total liabilities	1,060,469	1,072,990	1,197,739
Commitments and contingencies
Stockholders' equity:
Common stock, $0.00001 par value, 250,000,000 shares authorized, 36,190,857, 35,751,763 and 35,764,943 shares issued and 30,111,727, 33,988,030 and 32,974,714 outstanding as of September 30, 2020 and 2019 and December 31, 2019, respectively	—	—	—
Preferred stock, $0.00001 par value, 25,000,000 shares authorized, no shares issued and outstanding	—	—	—
Additional paid in capital	74,868	61,477	63,791
Retained earnings	618,775	423,234	372,681
Accumulated other comprehensive loss	(8,547)	(17,158)	(3,066)
Treasury stock, at cost (6,079,130, 1,763,733 and 2,790,229 shares as of September 30, 2020 and 2019 and December 31, 2019, respectively)	(111,401)	(33,582)	(56,793)
Total stockholders' equity	573,695	433,971	376,613
Total liabilities and stockholders' equity	$1,634,164	$1,506,961	$1,574,352

(1)	Includes amounts in wholly owned, bankruptcy-remote special purpose subsidiaries ("VIEs") presented separately in the table below.

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (dollars in thousands, except per share data) (Unaudited)

The following table presents the aggregated assets and liabilities of consolidated VIEs, which are included in the Consolidated
Balance Sheets above. The assets in the table below may only be used to settle obligations of consolidated VIEs and are in excess of those obligations.

	September 30,		December 31,
	2020	2019	2019
Assets of consolidated VIEs, included in total assets above
Cash and cash equivalents	$525	$420	$420
Restricted cash	42,656	18,618	42,354
Loans and finance receivables at fair value	339,445	—	—
Loans and finance receivables at amortized cost, net (includes allowance for losses of $34,509 and $38,540 as of September 30, 2019 and December 31, 2019, respectively)	—	340,034	420,690
Other receivables and prepaid expenses	4,449	9,236	9
Other assets	1,870	2,346	2,161
Total assets	$388,945	$370,654	$465,634
Liabilities of consolidated VIEs, included in total liabilities above
Accounts payable and accrued expenses	$1,953	$3,300	$3,171
Long-term debt	247,372	234,666	304,598
Total liabilities	$249,325	$237,966	$307,769

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF INCOME (in thousands, except per share data) (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Revenue	$204,545	$305,612	$819,858	$829,495
Change in Fair Value	(22,777)	—	(379,168)	—
Cost of Revenue	—	(162,186)	—	(404,477)
Net Revenue/Gross Profit	181,768	143,426	440,690	425,018
Expenses
Marketing	4,629	34,505	42,175	79,427
Operations and technology	17,702	20,717	65,472	61,353
General and administrative	33,656	27,267	83,943	84,562
Depreciation and amortization	3,770	3,433	11,444	11,048
Total Expenses	59,757	85,922	203,034	236,390
Income from Operations	122,011	57,504	237,656	188,628
Interest expense, net	(18,634)	(18,235)	(59,387)	(55,853)
Foreign currency transaction loss	(30)	(12)	(7)	(190)
Loss on early extinguishment of debt	—	—	—	(2,321)
Income before Income Taxes	103,347	39,257	178,262	130,264
Provision for income taxes	9,671	10,374	30,812	31,776
Net income from continuing operations	93,676	28,883	147,450	98,488
Net loss from discontinued operations	(9)	(1,798)	(297)	(11,323)
Net Income	$93,667	$27,085	$147,153	$87,165
Earnings Per Share:
Earnings per common share – basic:
Continuing operations	$3.11	$0.85	$4.78	$2.92
Discontinued operations	—	(0.05)	(0.01)	(0.34)
Earnings per common share – basic	$3.11	$0.80	$4.77	$2.58
Earnings per common share – diluted:
Continuing operations	$3.09	$0.83	$4.73	$2.86
Discontinued operations	—	(0.05)	(0.01)	(0.33)
Earnings per common share – diluted	$3.09	$0.78	$4.72	$2.53
Weighted average common shares outstanding:
Basic	30,108	33,997	30,880	33,770
Diluted	30,363	34,577	31,180	34,492

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW (dollars in thousands) (Unaudited)

	Nine Months Ended September 30,
	2020	2019
Cash flows provided by operating activities
Cash flows from operating activities - continuing operations	$623,530	$568,606
Cash flows from operating activities - discontinued operations	(297)	37,299
Total cash flows provided by operating activities	623,233	605,905
Cash flows provided by (used in) investing activities
Loans and finance receivables	40,505	(552,067)
Acquisitions	(3,597)	—
Purchases of property and equipment	(19,835)	(14,766)
Other investing activities	57	7
Cash flows from investing activities - continuing operations	17,130	(566,826)
Cash flows from investing activities - discontinued operations	—	(20,161)
Total cash flows provided by (used in) investing activities	17,130	(586,987)
Cash flows (used in) provided by financing activities	(186,103)	2,616
Effect of exchange rates on cash, cash equivalents and restricted cash	(174)	(8,129)
Net increase in cash, cash equivalents and restricted cash	454,086	13,405
Less: increase in cash, cash equivalents and restricted cash from discontinued operations	—	(16,205)
Change in cash, cash equivalents and restricted cash from continuing operations	454,086	(2,800)
Cash, cash equivalents and restricted cash at beginning of year	80,964	50,283
Cash, cash equivalents and restricted cash at end of period	$535,050	$47,483

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES LOANS AND FINANCE RECEIVABLES FINANCIAL AND OPERATING DATA (dollars in thousands)

The following table shows loans and finance receivables and related loan loss activity, which is based on loan and finance receivable balances, for continuing operations for the three months ended September 30, 2020 and 2019.

Three Months Ended September 30,	2020	2019	Change
Ending combined loan and finance receivable principal balance:
Company owned	$651,289	$1,003,277	$(351,988)
Guaranteed by the Company(a)	6,905	23,549	(16,644)
Total combined loan and finance receivable principal balance(b)	$658,194	$1,026,826	$(368,632)
Ending combined loan and finance receivable fair value balance:
Company owned	$693,370	N/A	N/A
Guaranteed by the Company(a)	7,411	N/A	N/A
Ending combined loan and finance receivable fair value balance(b)	$700,781	N/A	N/A
Fair value as a % of principal(c)	106.5%
Ending combined loan and finance receivable balance, including principal and accrued fees/interest outstanding:
Company owned	$698,964	$1,086,163	$(387,199)
Guaranteed by the Company(a)	8,100	23,648	(15,548)
Ending combined loan and finance receivable balance(b)	$707,064	$1,109,811	$(402,747)
Ending allowance for loan losses (prior to FVO adoption)	N/A	$75,413	N/A
Allowance for losses as a % of combined loan and finance receivable balance(c)	N/A	6.8%	N/A
Average combined loan and finance receivable balance, including principal and accrued fees/interest outstanding:
Company owned(d)	$747,956	$1,019,520	$(271,564)
Guaranteed by the Company(a)(d)	6,855	23,031	(16,176)
Average combined loan and finance receivable balance(a)(d)	$754,811	$1,042,551	$(287,740)

Revenue	$203,397	$259,201	$(55,804)
Cost of revenue/change in fair value	(22,777)	(162,186)	139,409
Gross profit/net revenue	180,620	97,015	83,605
Gross profit margin/net revenue margin	88.8%	37.4%	51.4%
Cost of revenue/change in fair value as a % of average loan and finance receivable balance(d)	3.0%	15.6%	(12.6)%

Delinquencies:
>30 days delinquent	$25,841	$77,772	$(51,931)
>30 days delinquent as a % of loan and finance receivable balance(c)	3.7%	7.0%	(3.3)%

Charge-offs:
Charge-offs (net of recoveries)	$35,166	$139,505	$(104,339)
Charge-offs (net of recoveries) as a % of average loan and finance receivable balance(d)	4.7%	13.4%	(8.7)%

(a)	Represents loans originated by third-party lenders through the CSO programs, which are not included in our consolidated balance sheets.
(b)	Non-GAAP measure.
(c)	Determined using period-end balances.
(d)	The average combined loan and finance receivable balance is the average of the month-end balances during the period.

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (dollars in thousands, except per share data)

Adjusted Earnings Measures

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Net income from continuing operations	$93,676	$28,883	$147,450	$98,488
Adjustments:
Acquisition-related costs(a)	6,593	—	6,593	—
Lease termination and cease-use costs(b)	—	—	—	726
Loss on early extinguishment of debt(c)	—	—	—	2,321
Intangible asset amortization	27	268	562	803
Stock-based compensation expense	3,768	3,387	10,888	9,784
Foreign currency transaction loss	30	12	7	190
Cumulative tax effect of adjustments	(2,454)	(852)	(4,251)	(3,214)
Discrete tax adjustments(d)	(11,604)	—	(11,604)	(141)

Adjusted earnings	$90,036	$31,698	$149,645	$108,957

Diluted earnings per share	$3.09	$0.83	$4.73	$2.86

Adjusted earnings per share	$2.97	$0.92	$4.80	$3.16

Adjusted EBITDA

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Net income from continuing operations	$93,676	$28,883	$147,450	$98,488
Depreciation and amortization expenses	3,770	3,433	11,444	11,048
Interest expense, net	18,634	18,235	59,387	55,853
Foreign currency transaction loss	30	12	7	190
Provision for income taxes	9,671	10,374	30,812	31,776
Stock-based compensation expense	3,768	3,387	10,888	9,784
Adjustments:
Acquisition-related costs(a)	6,593	—	6,593	—
Lease termination and cease-use costs(b)	—	—	—	370
Loss on early extinguishment of debt(c)	—	—	—	2,321

Adjusted EBITDA	$136,142	$64,324	$266,581	$209,830

Adjusted EBITDA margin calculated as follows:
Total Revenue	$204,545	$305,612	$819,858	$829,495
Adjusted EBITDA	136,142	64,324	266,581	209,830
Adjusted EBITDA as a percentage of total revenue	66.6%	21.0%	32.5%	25.3%

(a)	In the third quarter of 2020, the Company incurred expenses totaling $6.6 million ($5.0 million net of tax) related to an acquisition.
(b)

In the first quarter of 2019, the Company recorded impairment charges of $0.4 million ($0.3 million net of tax) to operating right-
of-use lease assets and $0.3 million ($0.3 million net of tax) to leasehold improvement assets related to its decision to cease use and sublease a portion of a leased office space.

(c)

In the first quarter of 2019, the Company recorded a loss on early extinguishment of debt of $2.3 million ($1.8 million net of tax)
related to the repurchase of $44.1 million principal amount of securitization notes.

(d)

In the third quarter of 2020, the Company recognized an $11.6 million income tax benefit resulting from the remeasurement of its liability for certain previously unrecognized tax benefits. In the first quarter of 2019, the Company recognized $0.1 million of interest income on a tax refund received as a result of the U.S. Tax Cuts and Jobs Act.

CONTACT: Public Relations Contact: Kaitlin Lowey, Email: media@enova.com; Investor Relations Contact: Monica Gould, Office: (212) 871-3927, Email: IR@enova.com; Lindsay Savarese, Office: (212) 331-8417, Email: IR@enova.com